Exhibit 99.1

May 20, 2009

Mr. Larry Keener
Chairman of the Board and CEO
Palm Harbor Homes, Inc.
15303 Dallas Parkway, Suite 800
Addison, Texas 75001

Dear Larry:

Effective July 22, 2009, I hereby retire from the Board of Directors of Palm Harbor Homes, Inc.  As a result, I will not stand for re-election to the Board of Directors at the 2009 annual meeting of shareholders.  It has been a pleasure and an honor to serve on the Board of Directors.

Sincerely,

/s/ Walter D. Rosenberg, Jr.
Walter D. Rosenberg, Jr.